UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2007

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9790 Gateway Drive Reno, Nevada		89521 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On February 1, 2007, the underwriters of Employers Holdings, Inc.’s initial public offering exercised their right to purchase an additional 4,012,500 shares as allowed in the underwriting agreement. The net proceeds before offering expenses of these additional shares is approximately $63.8 million, after deducting the underwriting discount. The total net proceeds from the initial public offering of 26,750,000 shares and this additional allotment of 4,012,500 before offering expenses is approximately $489.0 million, after deducting the underwriting discount.

Item 9.01.    Financial Statements and Exhibits.

99.1	Employers Holdings, Inc. press release, dated February 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC
By:	/s/ Lenard T. Ormsby
Name: Lenard T. Ormsby Title: Executive Vice President and, Chief Legal Officer and General Counsel

Dated:   February 6, 2007

Exhibit Index

Exhibit No.	Exhibit
99.1	Employers Holdings, Inc. press release, dated February 1, 2007.